                                                                    EXHIBIT 10.4


                                    SUBLEASE
                            (645 Almanor, Sunnyvale)


        THIS SUBLEASE ("Sublease"), dated October __, 1998 for reference purposes only, is entered into by and between NETSCAPE COMMUNICATIONS, INC., a Delaware corporation ("Netscape") and MARVELL SEMICONDUCTOR, INC. a California Corporation ("Subtenant").

                                    RECITALS

        A. Netscape leases certain premises consisting of an industrial building (the "Building") containing approximately 132,000 square feet located at 645 Almanor, Sunnyvale, California, pursuant to that certain Lease dated November 1, 1996 between The Prudential Insurance Company Of America as landlord (the "Master Landlord") and Netscape, as tenant (the "Master Lease"), as more particularly described therein (the "Premises"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease. A copy of the Master Lease is attached hereto as EXHIBIT A.

        B. Netscape desires to sublease a portion of the Premises to Subtenant, and Subtenant desires to sublease a portion of the Premises from Netscape on the terms and provisions hereof.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Netscape and Subtenant covenant and agree as follows:

                                   AGREEMENT

        1. SUBLEASED PREMISES. On and subject to the terms and conditions below, Netscape hereby leases to Subtenant, and Subtenant hereby leases from Netscape, approximately thirty-five thousand eight hundred forty two (35,842) rentable square feet of the Premises (the "Subleased Premises"). A description of the Subleased Premises is attached hereto as EXHIBIT B.

        2. TERM. This Sublease shall commence on February 1, 1999 (the "Commencement Date"), provided Netscape has theretofore obtained the consent of Master Landlord, and shall expire February 15, 2002, unless sooner terminated pursuant to any provision hereof. Subtenant shall have the right to enter the Subleased Premises on January 1, 1999 to take reasonable preparatory measures for its occupancy of the Subleased Premises, including, without limitation, the installation of its trade fixtures, furnishings, and telephone and computer equipment. Such entry shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any rent on account thereof.

        3. POSSESSION. If for any reason Netscape cannot deliver possession of the Subleased Premises to Subtenant on the Commencement Date, Netscape shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Subleased Premises has been delivered to Subtenant.

     4.   RENT.

          (a) Subject to section 3 above, commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Netscape in the following amounts:
               (i) Base Rent. Subtenant shall pay to Netscape monthly base rent ("Base Rent") in the following amounts:

                    Month                    Monthly Base Rent
                    -----                    -----------------
                    01-12                    $1.45/rentable square foot
                    13-24                    $1.50/rentable square foot
                    25-End of term           $1.55/rentable square foot

               (ii) Additional Rent. In addition to Base Rent, Subtenant shall also pay to Netscape as additional rent ("Additional Rent") Subtenant's pro rata share ("Subtenant's Pro-Rata Share") of Building Operating Expenses (as defined below). Netscape and Subtenant hereby agree that Subtenant's Pro-Rata Share shall be the quotient derived by dividing the number of rentable square feet of the Subleased Premises by 132,000. To the extent that Netscape notifies Subtenant that any items constituting Additional Rent are due and payable under the Master Lease on a monthly basis, such Additional Rent shall be paid by Subtenant to Netscape as and when Basic Rent is paid. To the extent that such items constituting Additional Rent are billed from time to time to Netscape by Master Landlord, such Additional Rent shall be paid by Subtenant to Netscape within seven (7) business days after Subtenant's receipt from Netscape of an invoice therefor.

          (b) "Building Operating Expenses" are defined, for purposes of this Sublease, as all actual costs and expenses paid or incurred by Netscape in connection with its management, operation, maintenance and repair of the Premises, including, without limitation: (i) the cost of electricity, natural gas, water, telephone, waste disposal and all other utilities, (ii) the cost of maintenance and repairs and all labor and material costs related thereto, including, without limitation, maintenance and repair of building systems, fire detection and sprinkler systems, building signs and directories, roof, common areas (including, without limitation, parking areas, loading and unloading areas, trash areas, striping, bumpers, irrigation systems, lighting facilities, elevators, fences and gates) and the cost of general maintenance, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith, (iii) the cost incurred by Netscape for license, permit and inspection fees for the Premises, (iv) wages, salaries, payroll taxes and other labor costs and employee benefits, (v) management fees (which shall not exceed management fees charged for similar facilities in the area and in any event, shall not exceed 5% of all other Building Operating Expenses), (vi) reasonable fees, charges and other costs of all independent contractors engaged by Netscape in connection with such management or repairs, (vii) reasonable accounting and legal expenses, (viii) janitorial and security systems, (ix) all Operating Expenses (as that term is used in the Master Lease) payable by Netscape to Master Landlord pursuant to the Master Lease, and (x) any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance and repair of the Building.

               (i) Audit Rights: Subtenant shall have the right to audit at Netscape's local offices, at Subtenant's expense, Netscape's accounts and records relating to Building Operating Expenses. Such audit shall be conducted by a certified public accountant approved by Netscape, which approval shall not be unreasonably withheld. If such audit reveals that Netscape has overcharged Subtenant, the amount overcharged shall be paid to Subtenant within 30 days after the audit is concluded.

          (c) Payment of Rent. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Netscape in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Netscape at the address specified for notices to Netscape in Section 16, below.

          (d) Subtenant recognizes that late payment of any Rent will result in administrative expenses to Netscape, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent shall remain unpaid five (5) days after such amounts are due, the amount of such Rent shall be increased by a late charge to be paid to Netscape by Subtenant in an amount equal to the greater of five hundred dollars ($500.00) or ten percent (10%) of the amount of the delinquent Rent.

          (e) Upon execution of this Sublease, Subtenant shall deliver to Netscape the sum of fifty-two thousand two hundred and 00/100 dollars ($52,200.00), representing the first month's Base Rent.

     5. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deposit with Netscape the sum of one hundred twenty-five thousand and 00/100 dollars ($125,000.00) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Netscape may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Netscape may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Netscape as a result of Subtenant's default or breach. If Netscape so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten
(10) days after Netscape's written demand. Netscape shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Netscape, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Subleased Premises.

     6.   CONDITION OF SUBLEASED PREMISES. Except as otherwise provided in
Section 7 hereof, Subtenant has used due diligence in inspecting the Subleased Premises and agrees to accept the Subleased Premises in "as-is" condition and with all faults as of the date of Subtenant's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Netscape to modify, improve or otherwise prepare the Subleased Premises for Subtenant's occupancy, and by entry hereunder, Subtenant accepts the Subleased Premises in their present condition and without representation or warranty of any kind by Netscape. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Netscape as provided in Section 1942 of said Civil Code.

     7. CONDITION OF THE SUBLEASED PREMISES UPON COMMENCEMENT. Netscape will deliver the Subleased Premises in broom clean condition with all building systems in good working order and repair.

     8. USE. Subtenant may use the Subleased Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall not use or permit the use of the Subleased Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating Subtenant's specific use of the Subleased Premises, or that are triggered by any improvements or alterations done by, or at the direction of, Subtenant.

     9.   ALTERATIONS.

          (a) Subtenant shall not make any alterations to the Subleased Premises without the express written consent of Netscape and the Master Landlord, which shall not be unreasonably withheld, and shall otherwise comply with the Alterations section of the Master Lease as incorporated herein.

          (b) Subject to the foregoing, Subtenant shall at its sole cost and expense separately demise the Subleased Premises.

     10. ASSIGNMENT AND SUBLETTING. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, in whole or in part, or permit the use or occupancy of the Subleased Premises by anyone other than Subtenant, unless Subtenant has obtained Netscape's consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord. Regardless of Netscape's consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Netscape pursuant hereto as offset by Subtenant's reasonable subleasing costs ("Sublease Bonus Rent") shall be divided equally between Netscape and Subtenant.

     11.  INCORPORATION OF SUBLEASE.

          (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, Netscape being substituted for the "Landlord" in the Master Lease, and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Subleased Premises as defined herein;
where reference is made to the "Commencement

Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.

            (b) The following Sections of the Master Lease are not incorporated herein: Basic Lease Information (except "Use"), 1, 2, 3, 4, 5, 6, 7, 9(a), the first three sentences of 9(b), 10(b), 13(c), 23(c), 24, 26, 28, 30,
37 and 40; Exhibits B-1, B-2, C, C-1 and E.

            (c) Subtenant hereby assumes and agrees to perform for Netscape's benefit, during the term of this Sublease, all of Netscape's obligations with respect to the Subleased Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

      12. INSURANCE. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease with respect to the Subleased Premises. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Netscape as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Netscape before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Netscape with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

      13. UTILITIES. Subject to reimbursement pursuant to Section 4(a)(ii) of this Sublease, Netscape shall provide the Subleased Premises with commercially reasonable amounts of water, electricity and janitorial service. Netscape reserves the right to install a separate meter to measure the consumption of any utility supplied by Netscape. If it is reasonably determined that Subtenant has been using more than a commercially reasonable amount of any utility supplied by Netscape, then such installation shall be at the sole cost to Subtenant. Subtenant shall separately contract with the appropriate utility for any services desired by Subtenant and not provided by Netscape.

      14. SIGNAGE. Subject to approval by Master Landlord, which Netscape shall use commercially reasonable efforts to obtain, Netscape shall cause to be installed, at its own cost and expense, monument and door signage for the Subtenant.

      15. DEFAULT. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.

      16. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

                  TO NETSCAPE AT:   NETSCAPE COMMUNICATIONS, INC.
                                    501 East Middlefield Road
                                    Mountain View, California 94043
                                    Attn: Director of Real Estate

               WITH COPY TO:            COOLEY GODWARD LLP
                                        5 Palo Alto Square
                                        3000 El Camino Real
                                        Palo Alto, CA 94306
                                        Attn: Toni P. Wise

               TO SUBTENANT AT:         MARVELL SEMICONDUCTOR, INC.
                                        645 Almanor Ave.
                                        Sunnyvale, CA 94086
                                        Attn: The Vice President of Finance

               AFTER COMMENCEMENT
               DATE:                    At the Subleased Premises

     17.  NETSCAPE'S OBLIGATIONS.

          (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Premises or Building is the responsibility of Master Landlord (collectively "Master Landlord Obligations"), upon Subtenant's request, Netscape shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Netscape be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the structural portions of the roof and building, will in fact be furnished by Master Landlord and not by Netscape, except to the extent otherwise provided in the Master Lease. In addition, Netscape shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Subleased Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. With respect to any maintenance or repair to be performed by Master Landlord respecting the Subleased Premises, the parties expressly agree that Subtenant shall have the right to contact Master Landlord directly to cause it to so perform.

          (b) Except as otherwise provided herein, Netscape shall have no other obligations to Subtenant with respect to the Subleased Premises or the performance of the Master Landlord Obligations.

     18. EARLY TERMINATION OF SUBLEASE. If for any reason, the Master Lease should terminate prior to the expiration of this Sublease, Netscape shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Netscape any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Netscape shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     19. CONSENT OF MASTER LANDLORD AND NETSCAPE. If Subtenant desires to take any action which requires the consent or approval of Netscape pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Netscape shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Netscape and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

     20. INDEMNITY. Subtenant shall indemnify, defend, protect, and hold Netscape and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Netscape or which Netscape may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Subleased Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Subleased Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

     Netscape shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, cost liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively, "Claims") which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) a breach of this Sublease by Netscape, or (ii) the gross negligence or willful misconduct of Netscape or its Agents.

     21. RIGHT OF FIRST REFUSAL. In the event that space on the second floor of the building becomes available for lease (the "Available Space"), Netscape shall give Subtenant written notice of such availability, identifying the same and specifying the basic terms and conditions on which Netscape proposes to lease the Available Space (the "Availability Notice"). Subtenant shall have three (3) business days after its receipt of the Availability Notice in which Subtenant may either give Netscape written notice of Subtenant's acceptance of the Available Space on the terms and conditions specified in the Availability Notice (the "Acceptance Notice") or written notice of a counteroffer by Subtenant for the lease of the Available Space (the "Counter Notice").

     Prior to giving the Availability Notice to Subtenant and for three (3) business days thereafter, Netscape shall not enter into any agreement for the Available Space with any other person. If during such three (3) business day period Subtenant gives Netscape an Acceptance Notice, Netscape and Subtenant shall then promptly enter into a lease for the Available Space on the terms and conditions specified in the Availability Notice (and otherwise on the terms and conditions contained in this Sublease). If during such three (3) business day period Subtenant gives Netscape a Counteroffer Notice, Netscape shall then give Subtenant written notice either accepting such counteroffer (in which event, Netscape and Subtenant shall promptly enter into a lease for the Available Space of the terms and conditions specified in the Counteroffer Notice and otherwise on the terms and conditions set forth in this Lease) or rejecting such counteroffer.

     After the expiration of such three (3) business day period, if Subtenant has not given Netscape a timely Acceptance Notice or a timely Counteroffer Notice, then Netscape shall be free to enter into a lease for the use of the Available Space to any other person or entity on any terms and conditions. After the expiration of such three (3) business day period, if Subtenant has given Netscape a timely Counteroffer Notice which Netscape has rejected, Netscape shall be free to enter into an lease for the use of the Available Space to any other person or entity on any terms and conditions; provided, however, that Netscape shall not enter into a lease for the use of the Available Space with any other person or entity on basic terms materially less favorable to Netscape than those set forth in the Counteroffer Notice (or, if more than one Counteroffer Notice was timely given, then in the last such Counteroffer Notice) without giving Subtenant at least three (3) business days prior written notice of such proposed lease and the opportunity (during such three (3) business day period by delivery of written notice to Netscape) to agree to lease the Available Space on the same terms and conditions as those of such proposed lease.

     22. BROKERS. Netscape and Subtenant each represent and warrant that they have dealt with no broker in connection with this Sublease and the transactions contemplated herein, except Cornish & Carey Commercial/ONCOR International and CPS Commercial respectively. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     23. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Netscape and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     24. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

NETSCAPE:                               SUBTENANT:

NETSCAPE COMMUNICATIONS, INC.,          MARVELL SEMICONDUCTOR, INC.,
a Delaware corporation                  a California Corporation


By: Ed Axelsen                          By: Gordon M. Steel
    -------------------------------         ------------------------------------

Sig: /s/ ED AXELSEN                     Sig: /s/ GORDON M. STEEL
     ------------------------------          -----------------------------------

Its: Director of Real Estate and        Its: Vice President of Finance, CF
     Facilities
     ------------------------------          -----------------------------------

By:                                     By:
    -------------------------------         ------------------------------------

Sig:                                    Sig:
     ------------------------------          -----------------------------------

Its:                                    Its:
     ------------------------------          -----------------------------------

                                                                       EXHIBIT A

                                  MASTER LEASE

                                     LEASE

                                    BETWEEN

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                            A NEW JERSEY CORPORATION

                                      AND

                      NETSCAPE COMMUNICATIONS CORPORATION
                             A DELAWARE CORPORATION

                          FOR THE PREMISES LOCATED AT

                               645 ALMANOR AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                            DATED: NOVEMBER 1, 1996

                            BASIC LEASE INFORMATION

DATE:               November 1, 1998

LANDLORD:           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey
                     corporation

TENANT:             NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation

PREMISES:           BUILDING ADDRESS: 645 Almanor Avenue
                                      Sunnyvale, CA 94086

USE: Office, research and development, light manufacturing and distribution not involving Hazardous Substances

TERM: Commencing on Commencement Date as defined in Section 2(a) and expiring sixty (60) months after Base Rent Commencement Date

ESTIMATED
COMMENCEMENT DATE:  November 3, 1998

BASE RENT:

                    Months                    Base Rent
                    ------              ---------------------
                    (measured from Base Rent Commencement Date
                    as defined in Section 4)
                      1-36              $ 97,500.00 per month
                     37-60              $109,200.00 per month

ADVANCE RENT:       $97,500

TENANT'S
PERCENTAGE SHARE:   100%

SECURITY DEPOSIT:   NONE

BROKERS:            Landlord's Broker:  Cornish & Carey Commercial

                    Tenant's Broker:    BT Commercial Real Estate

CONTRACT MANAGER:   Voit Management Company, L.P.

ADDRESS FOR
NOTICES:            LANDLORD:           The Prudential Insurance Company
                                        of America
                                        Four Embarcadero Center, Suite 2700
                                        San Francisco, CA 94111-4180

                    CONTRACT MANAGER:   With a copy to:
                                        Voit Management Company, LP.
                                        1111 Broadway, Suite 1510
                                        Oakland, CA 94607

                    TENANT:             Netscape Communications Corporation
                                        645 Almanor Avenue
                                        Sunnyvale, CA 94086

                                        With a copy to:
                                        Legal Department
                                        Netscape Communications Corp.
                                        501 East Middlefield Road
                                        Mountain View, CA 94043

EXHIBITS AND ADDENDUM:   Exhibit A - Site Plan of Premises
                         Exhibit B-1 - Commencement Date Memorandum
                         Exhibit B-2 - Base Rent Commencement Date Memorandum
                         Exhibit C - ADA and HVAC Improvements
                         Exhibit D - Rules and Regulations
                         Exhibit E - Environmental Reports



                           INITIALS: /s/[SIGNATURE ILLEGIBLE]    /s/PKC
                                     ------------------------    --------------
                                     Landlord                    Tenant

                               TABLE OF CONTENTS

                                                                            Page
1.   Premises..............................................................    1
2.   Term..................................................................    1
3.   Rent..................................................................    1
4.   Base Rent.............................................................    1
5.   Operating Expenses....................................................    1
6.   Proration of Rent.....................................................    4
7.   Tenant Improvements...................................................    4
8.   Uses of Premises......................................................    4
9.   Alterations...........................................................    7
10.  Repairs...............................................................    8
11.  Damage or Destruction.................................................    8
12.  Eminent Domain........................................................    9
13.  Indemnity and Insurance...............................................    9
14.  Assignment and Subletting.............................................   10
15.  Default...............................................................   11
16.  Landlord's Right to Perform Tenant's Covenants........................   12
17.  [Intentionally Omitted]...............................................   12
18.  Surrender of Premises.................................................   12
19.  Holding Over..........................................................   12
20.  Access to Premises....................................................   12
21.  Signs.................................................................   13
22.  Waiver of Subrogation.................................................   13
23.  Subordination.........................................................   13
24.  Transfer of the Property..............................................   13
25.  Estoppel Certificates.................................................   13
26.  Mortgagee Protection..................................................   14
27.  Attorneys' Fees.......................................................   14
28.  Brokers...............................................................   14
29.  Parking...............................................................   14
30.  Utilities and Services................................................   14
31.  Modification for Lender...............................................   14
32.  Acceptance............................................................   14
33.  Use of Names..........................................................   14
34.  Recording.............................................................   14
35.  Quitclaim.............................................................   14
36.  Notices...............................................................   14
37.  Landlord's Exculpation................................................   15
38.  Additional Structures.................................................   15
39.  General...............................................................   16
40.  Option to Extend......................................................   18

THIS LEASE, which is effective as of the date set forth in the Basic Lease information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease and not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

1. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information (as shown in Exhibit A), together with all improvements located thereon.

2.   TERM.

     (a) Lease Term. The Term of this Lease shall commence on the later of November 3, 1998 or the date Landlord tenders possession of the Premises to Tenant (the "Commencement Date") and, unless terminated on an earlier date in accordance with the terms of this Lease, shall expire on the date which is the date before the fifth anniversary of the Base Rent Commencement Date (the "Expiration Date"), as defined in Section 4 ("Term").

     (b) Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date (as set forth in the Basic Lease Information), (i) the Term shall not commence until the Commencement Date; (ii) the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and
     (iii) Landlord shall not be subject to any liability.

     (c) Drop Deed Date. Notwithstanding anything to the contrary contained herein, if Landlord has not delivered the Premises to Tenant on or before January 1, 1997, Tenant shall have the right as its exclusive remedy thereafter to cancel this Lease, and upon such cancellation, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have further liability to the other.

     (d) Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit B-1, setting forth the Commencement Date.

3. RENT. As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. This Lease is intended to be a triple net lease, with all costs, expenses and charges (including the Operating Expenses) paid by Tenant. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, any amount which is not paid when due shall bear interest from the date due until the date paid at the rate ("Interest Rate") which is the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law.

4. BASE RENT. Tenant shall pay Base Rent to Contract Manager (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term commencing as of the Base Rent Commencement Date, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information. As used herein, the term "Base Rent Commencement Date" shall mean the date which is the earlier of (a) ninety days after the Commencement Date, or (b) the date that Tenant commences business operations on the Premises. When the Base Rent Commencement Date is determined, the parties shall execute a Base Rent Commencement Date Memorandum, in the form attached hereto as Exhibit B-2, setting forth the Base Rent Commencement Date and the expiration date ("Expiration Date") of this Lease.

5.   OPERATING EXPENSES.

     (a) Operating Expenses as Portion of Rent. Tenant shall pay as additional Rent Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year.

     (b) Definition of Operating Expenses. The term "Operating Expenses" shall mean (i) all of Landlord's direct costs and expenses of operation, repair and maintenance of the Premises, as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles consistently applied; (ii) a reasonably amortized portion of the costs of any capital improvements made to the Premises by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within the Premises (such as an energy management computer system) to the extent of cost savings in Operating Expenses as a result of the device or equipment, as reasonably determined by Landlord; and (iii) costs allocable to the Premises of any capital improvements made to the Premises by Landlord that are required under any governmental law or regulation that was not applicable to the Premises at the time they were constructed, and/or that are reasonably required for the health and safety of tenants in the Premises, and/or are installed to repair or replace property located in the Premises as of the Commencement Date, the costs to be amortized over such reasonable period as Landlord shall reasonably determine together with interest on the unamortized balance at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements. The term "Operating Expense" shall include the cost of all insurance which Landlord and Landlord's lender reasonably deems necessary for the Premises; a reasonable management fee; dues imposed by any property owner's association ("Association"); and the Real Property Taxes (as defined in subsection 5(f)). If Landlord elects to self-insure or includes the Premises under blanket insurance policies covering multiple properties, then the term "Operating Expenses" shall include the portion of the cost of such self-insurance or blanket insurance allocated by Landlord to this Premises. The definition of Operating Expenses shall not be deemed to impose any obligations on Landlord to perform any obligations under this Lease. Landlord's sole obligations regarding maintenance, repair or otherwise related to the condition of the Premises are specified in Section 7 and subsection 10(b) of the Lease.

(c) Exclusions from Operating Expenses: The term "Operating Expenses" shall not include (i) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants; (ii) the cost of any service sold to Tenant for which Landlord is reimbursed as an additional charge or rental over and above the basic rent and escalations payable under this Lease; (iii) any depreciation on the Premises;
(iv) increases in costs incurred due to Landlord's default of any terms or conditions of this Lease (beyond applicable notice and cure periods); (v) overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated unionized parties on a competitive basis; (vi) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other amounts payable due under any ground or underlying lease; (vii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord on the Premises;
(viii) advertising and promotional expenditures; (ix) costs of repairs and other work occasioned by fire, windstorm, or other casualty to the extent insured by Landlord; provided, however, reasonable deductibles under any such policy may be included in Operating Expenses; (x) any fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, which is not the responsibility of Tenant under the Lease, or costs due to Landlord's gross negligence or willful misconduct; (xi) management costs to the extent they exceed 5% of Base Rent plus other Operating Expenses; (xii) costs for sculpture, paintings, or other objects of art (nor insurance paid thereon or extraordinary security in connection therewith); (xiii) wages, salaries, or other compensation paid to any executive employes above the grade of building manager; (ix) the cost of correcting any building code or other violations which were violations prior to the Commencement Date, provided that a condition which was not constructed in compliance with laws at the time of construction shall be deemed to be in compliance with applicable law notwithstanding that such law has thereafter been changed or amended; and (x) costs incurred to contain, remove or remediate any contamination of the ground water under the Premises by Hazardous Substances.

(d) Estimates of Operating Expenses: During December of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amount of Operating Expenses which will be payable for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it reasonably appears to Landlord that the amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

(e) Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year of the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Operating Expenses due. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statement of Operating Expenses shall be presumed correct and shall be deemed final and binding upon Tenant unless (i) Tenant in good faith objects in writing thereto within thirty (30) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. Tenant's failure to pay the amount shown on Landlord's statement within thirty
(30) days after delivery thereof or Tenant's failure to pay in a timely manner the revised estimate of Landlord's determination of Operating Expenses shall be deemed an irrevocable waiver of Tenant's right to contest and/or receive any credit or reimbursement for an overcharge of Operating Expenses shown on the Landlord's statement under which payment is required at that time. If Tenant objects to Landlord's allocation to the Premises of the cost of self-insurance or blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantial comparable insurance coverage for this Premises alone at lower cost.

(f) Tenant's Right to Audit Landlord's Records. Within 90 days after timely giving Landlord its notice of its objection to Landlord's statement of actual Operating Expenses in accordance with Section 5(e), (the "Landlord's Statement"), Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Operating Expenses and Real Property Taxes. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld, and shall be completed within such ninety (90) day period. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid (or at Landlord's option credited toward amounts next payable by Tenant under this Lease) to Tenant within 30 days after the audit is concluded. In addition, if, following such audit, the parties agree that Landlord's Statement of Operating Expenses exceeds the actual Operating Expenses which should have been charged to Tenant by more than 15%, the cost of such audit shall be paid by Landlord.

(g) Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or become payable during the Term.

(h) Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

(i) Taxes on Tenant Improvement and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any Real Property Taxes during the Term resulting from any and all alterations and tenant improvement of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6. PRORATION OF RENT. If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to subsection 5(e) which are to be performed after the termination.

7.   TENANT IMPROVEMENTS.

     (a) Landlord shall cause the electrical system, plumbing and roof to be in good and operable condition and repair as of the Commencement Date. However, Landlord shall not be obligated to make any alteration or repair required as a result of improvements to be installed by Tenant in the Premises. Landlord shall be conclusively deemed to have satisfied the foregoing obligation unless Tenant identifies specific items of noncompliance by delivery of written notice to Landlord within sixty (60) days after the Commencement Date. Upon Landlord's correction of such items, Landlord's obligations under this subsection (a) shall be deemed fully satisfied.

     (b) Tenant shall install the ADA Improvements and HVAC Improvements shown on attached Exhibit C and Landlord shall reimburse Tenant up to $47,500 for costs incurred by Tenant in connection with the ADA Improvements and up to $75,000 for costs incurred by Tenant in connection with the HVAC Improvements in accordance with Exhibit C.

     (c) Except as specified in subsections (a) above and (d) below, Tenant shall accept the Premises "as-is" and with all faults and Landlord shall have no obligations to improve or modify the Premises.

     (d) Landlord covenants and represents that it has full and complete authority to enter into this Lease under all of the terms, covenants and provisions set forth herein and so long as Tenant performs each and every term, provision and condition herein contained on the part of Tenant to be performed, Tenant may peacefully and quietly enjoy the Premises in accordance with the terms of this Lease.

8.   USES OF PREMISES.

     (a) Tenant shall use the Premises solely for the use set forth in the Basic Lease Information, and Tenant shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall, at its own cost and expense, comply with all laws, rules, regulations, orders, permits, licenses and ordinances issued by any governmental authority which relate to the condition, use or occupancy of the Premises during the term of this Lease. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to or required as a result of Tenant's use, occupancy and/or alteration of the Premises. For example, if any governmental authority should require the Premises to be structurally strengthened against earthquake and such measures are imposed as a general requirement applicable to all tenants rather than as a condition of Tenant's specific use or occupancy of or alterations to the Premises, such work shall be performed by Landlord and included in a capital expense under Operating Expenses. Tenant shall not use the Premises in any manner that will constitute waste or nuisance.

     (b) "Hazardous Substance" shall mean the substances including within the definitions of the term "Hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9801 et seq., and the California Carpenter-Presley-Tenner Hazardous Substance Account Act, California Health & Safety Code Section 25300 et seq., and regulations promulgated thereunder, as amended. "Hazardous Waste" shall mean (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and regulations promulgated pursuant thereto, collectively "RCRA", or (b) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code Section 25100 et. seq., and regulations promulgated pursuant thereto, collectively "CHWCL". "Hazardous Waste Facility" shall mean a hazardous waste facility as defined under CHWCL.

     (c) Tenant covenants that, at its sole cost and expense, it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the use, handling, generation, transportation, storage, treatment and/or disposal of Hazardous Substances or Wastes brought on to the Premises by Tenant and/or Tenant's agents, contractors, employees, invitees, licensees, sublessees or other person on or about the Premises during the term, and Tenant will provide

     Landlord with copies of all permits, registrations or other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises. Additionally, Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, the requirements of the Board of Fire Underwriters or Landlord's insurance carrier, and to comply with covenants, conditions and restrictions ("CC&R'S), if any, applicable to the Property.

     (d) Tenant agrees that it shall not operate on the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required. Nor shall Tenant store any Hazardous Wastes on the Premises for ninety (90) days or more.

     (e)  No underground storage tanks shall be permitted on the Premises.

     (f) If applicable, Tenant shall provide to Landlord in writing the following information and/or documentation at the Commencement Date and within sixty (60) days of any change in the required information and/or documentation:

          (i) A list of all Hazardous Substances and/or Wastes that Tenant uses, handles, generates, transports, stores, treats or disposes in connection with its operations on the Premises.

          (ii) Copies of all Material Safety Data sheets ("MSDS's") required to be completed with respect to operations of Tenant at the Premises in accordance with Title 8, California Code of Regulations Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto. In lieu of this requirement, Tenant may provide a Hazardous Materials Inventory Sheet that details the MSDS's.

          (iii) Copies of all hazardous waste manifests, as defined in Title 26, California Code of Regulations Section 22-66260.10, that Tenant is required to complete in all connections with its operations at the Premises.

          (iv) A copy of any Hazardous Materials Management Plans required with respect to Tenant's operations.

          (v) Copies of any Contingency Plans and Emergency Procedures, if any, required of Tenant due to its operations in accordance with Title 26, Section 22-66260.10, of the California Code of Regulations, and any amendments thereto.

          (vi) Copies of any biennial reports to be furnished to California Department of Health Services relating to Hazardous Substances or Wastes.

          (vii) Copies of all industrial waste water discharge permits.

     (g) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "Radioactive Materials" or "Radiation", as such materials are defined in Title 28, California Code of Regulations Sections 17-30100 or possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion. The Tenant, in connection with any authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation shall:

          (i) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

          (ii) Furnish Landlord with a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed; and

          (iii) Furnish Landlord with all licenses, registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal or radioactive materials or radiation.

     (h) Tenant agrees to comply with any and all applicable laws, rules, regulations, and orders with respect to the release into the environment of any Hazardous Wastes or Substances or Radiation of Radioactive Materials brought on to the Premises by Tenant and/or Tenant's agents, contractors, employees, invitees, licensees, sublessees or other person on or about the Premises during the Term. Tenant agrees to notify Landlord in writing of any unauthorized release into the environment within twenty-four (24) hours of the time at which Tenant becomes aware of such release.

(i) Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages (including diminution in value or loss of rental value following expiration or earlier termination of the Term), liabilities, costs, legal fees, and expenses of any sort arising out of or relating to any unauthorized release into the environment of Hazardous Substances or Wastes or Radiation or Radioactive Materials by Tenant or any of Tenant's agents, contractors or invitees, or Tenant's failure to comply with Subparagraphs (a)-(?) of this section of the Lease.

(j) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Substances or Wastes or Radiation or Radioactive Materials. Upon reasonable prior written notice, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Substances Wastes or Radiation or Radioactive Materials without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

(k) Notwithstanding Landlord's rights of inspection and review under this paragraph, Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph.

(l) The following provisions shall apply to any Existing Contamination (as defined herein):

     (i) Tenant acknowledges that (1) certain Hazardous Substances may be located on, about, or under the Premises; (2) Landlord has made available to Tenant the environmental reports referenced on attached Exhibit E (collectively the "Environmental Reports"); (3) neither Landlord nor any agent or contractor of Landlord has made any representation or warranty concerning the environmental condition of the Premises; (iv) neither Landlord nor any agent or contractor of Landlord has made any representation or warranty concerning the accuracy or completeness of the Environmental Reports; (v) Tenant shall make such additional assessments, tests or inquiries regarding the environmental condition of the Premises as Tenant may deem necessary or appropriate; provided that Tenant shall not conduct any tests on or about the Premises unless Tenant has obtained the prior written approval of Landlord regarding the nature and scope of such testing; and (4) subject to Landlord's indemnity referenced below, Tenant shall accept the Premises in its "AS IS" environmental condition. As used herein, the term "Existing Contamination" shall mean the identity of Hazardous Substances referenced in the Environmental Reports as being located on, under or in the vicinity of the Premises as of the date of this Lease or otherwise proven by Tenant to have been located on or under the Premises as of the date of this Lease or to have migrated under the Premises during the term of this Lease (other than a migration caused by the acts or omissions of Tenant and or Tenant's agents, contractors, licensees or invitees or other persons on the Premises during the term of this Lease.

     (ii) Subject to the provisions of this subsection, Landlord shall indemnify, defend and hold harmless Tenant from and against any Environmental Claim (as defined below) asserted against Tenant and, subject to the limitations referenced in the following paragraph, any out of pocket costs, fees and expenses, including attorneys' and consultants' fees, paid by Tenant in connection with such Environmental Claim, provided that the foregoing indemnity shall not apply to the extent, that any such Environmental Claim arises out of or is caused or exacerbated by the negligence or intentional act or intentional failure to act of Tenant or any affiliate of Tenant and/or their respective agents, contractors, employees, licensees, invitees, sublessees and/or assignees. As used in this Lease, the term "Environmental Claim" shall mean any claim, demand, loss, damage, and/or liability asserted against Tenant with respect to the Existing Contamination (i) by a governmental authority for the investigation, abatement, clean up or remediation of or other action related to Existing Contamination on the Premises, or (ii) by any third party who is not an affiliated subsidiary, partner, agent, employee or invitee of Tenant. The parties acknowledge that the term "Environmental Claim" shall not include under any circumstance (a) lost profits, business interruption, whether in connection with a claim related to the Existing Contamination or otherwise, or (b) any consequential damages suffered or incurred by Tenant, or (c) any claim related to Hazardous Substances on the Premises which are not included within the scope of the term "Existing Contamination".

     (iii) In the event an Environmental Claim is asserted against Tenant for which Tenant intends to seek indemnification pursuant to the foregoing paragraph, Tenant shall promptly deliver written notice to Landlord of such Environmental Claim and Landlord shall have exclusive authority related to the response to and defense of the Environmental Claim. No cost, fee or expense paid or incurred by Tenant with respect to an Environmental Claim shall be required to be reimbursed or indemnified by Landlord unless Landlord has previously approved such expense in writing or Landlord has denied approval of such expenses on the basis that the foregoing indemnity does not cover the specific Environmental Claim for which such expense was incurred and thereafter it is determined pursuant to a final non-appealable judicial order that the foregoing indemnity does cover the specific Environmental Claim for which such expense was incurred. Tenant shall cooperate with Landlord in connection with the response to and defense of any Environmental Claim and shall make available to Landlord such information and personnel as Landlord may reasonably request in order to respond to or defend such Environmental Claim.

     (m)  This Section 8 of the Lease shall survive termination of the Lease.

9.   ALTERATIONS.

     (a)  Initial Alterations.

          (i) Preliminary Plans. Preliminary plans and specifications for construction of the tenant improvements to be initially installed by Tenant in the Premises ("Initial Alterations") shall be prepared by a licensed architect as is proposed by Tenant and reasonably approved by Landlord (the "Architect"). The preliminary plans and specifications shall be submitted to Landlord for Landlord's approval which approval shall not be unreasonably withheld, provided that Landlord may withhold such consent, in Landlord's sole discretion, if the construction contemplated by such preliminary plans will affect the structure, roof, or the exterior appearance of the Premises, or will have an adverse affect on the utility systems of the Premises. The preliminary plans and specifications approved as set forth above are referred to herein as the "Approved Preliminary Plans."

          (ii) Working Drawings. Promptly following approval of the Approved Preliminary Plans, Tenant shall instruct the Architect to produce, and submit to Landlord for review and approval, which approval shall not be unreasonably withheld, working drawings and specifications. The working drawings and specifications which have been approved as provided herein are hereinafter referred to as the "Approved Working Drawings."

          (iii) Selection of Contractor. Tenant shall engage a general contractor as is proposed by Tenant and reasonably approved by Landlord (the "Contractor") to construct the Initial Alterations.

          (iv) Construction. Tenant shall cause construction of the Initial Alterations to be completed in a good and workmanlike manner and in compliance with all applicable laws, rules and regulations. Tenant shall provide access to Landlord at all reasonable times for the purpose of inspecting the construction of the Initial Alterations and shall cooperate with Landlord and Landlord's agents during such inspections and provide to Landlord and Landlord's agents such information as Landlord or Landlord's agents may reasonably request.

          (v) Change Requests. No changes to the Approved Working Drawings requested by Tenant shall be made without Landlord's prior approval. Any changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made.

          (vi) Plans and Specifications. Upon completion, Tenant shall deliver to Landlord a complete set of "as-built" plans and specifications for the Initial Alterations.

     (b) Additional Alterations. As used in this Section 9, the term "alteration" shall include the Initial Alterations and any subsequent alteration, addition or improvement. Tenant shall give Landlord not less than ten (10) days' notice of any alteration Tenant desires to make to the Premies. Except for the Initial Alterations, Tenant shall not make any alteration in, or about the Premises without the prior written consent of Landlord unless the alteration does not require a building permit, affect the Building structure, the exterior appearance of the Building, the roof or the Building systems (e.g. electrical systems) and the cost of the alteration is not in excess of Twenty Thousand Dollars ($20,000.00) in each particular instance or in excess of Eighty Thousand Dollars ($80,000.00) in any calendar year. Tenant shall comply with all rules, laws, ordinances and requirements applicable at the time Tenant makes any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant.

(c) Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanics' lien or other lien is filed against the Premises or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant, at its own expense, shall cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

(d) Ownership of Alterations. Any alteration made by Tenant immediately shall become Landlord's property. Except as provided in subsection 9(d), Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant (including any alteration which so not require Landlord's consent) and to restore the Premises to its condition prior to the alteration, provided that Tenant shall not be required to remove such alterations if, in response to Tenant's request pursuant to subsection (d) below, Landlord has notified Tenant at the time Landlord consents to such alteration that such removal will not be required.

(d) Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent of any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration.

10. REPAIRS.

(a) Tenant's Obligation. Except as provided in subsection 10(b), Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair, including without limitation any replacement of any element of the Premises requiring replacement, ordinary wear and tear, damage thereto not caused by Tenant, by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law statute or ordinance now or hereafter in effect.

(b) Landlord's Obligations. Landlord, at Landlord's expense, shall repair and maintain the structural portions of the roof (but not roof membrane or other non-structural elements of the roof) and structural portions or the Building unless and to the extent that the maintenance and repair are cause by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of the maintenance and repairs caused in whole or in part by Tenant. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein. Landlord's cost of performing the forgoing obligations shall be included in Operating Expenses.

11. DAMAGE OR DESTRUCTION.

(a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord promptly and diligently shall repair the Premises (subject to the limitations specified in this Section 11) unless Landlord has the option to terminate this Lease as provide herein, and Landlord elects to terminate.

(b) Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that Landlord's obligation to repair the Premises cannot be completed within two hundred seventy (270) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen
(15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord promptly shall commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

(c) Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and any improvements installed by Tenant and existing at the time of the damage or destruction.

     (d) Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent temporarily shall be abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete Landlord's repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

     (e) Damage Near End of Term and Extensive Damage. In addition to the rights to termination under subsection 11(b), either Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than six (6) months to repair) and made untenantable during the last twelve (12) months of the Term. Landlord or Tenant shall give notice of its election to terminate this Lease under this subsection 11(e) within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If neither Landlord nor Tenant elects to terminate this Lease, the repair of the damage shall be governed by subsection 11(a) or 11(b), as the case may be.

     (f) Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

12. Eminent Domain. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses; and removal of Tenant's trade fixtures and personal property.

13.  Indemnity and Insurance.

     (a) Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any claim, demand, liability, loss, damage or injury to person or property occurring in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same except arising from Landlord's gross negligence or willful misconduct. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

     (b) Insurance. At all times during the term of this Lease, Tenant shall carry, at its own expense, for the protection of Tenant, Landlord, Landlord's constituent parts and Landlord's management agents, as their interests may appear, one or more policies of comprehensive general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverages of One Million Dollars ($1,000,000.00) for injury to one person in any one accident, Three Million Dollars ($3,000,000.00) for injuries to more than one person in any one accident and Two Million Dollars ($2,000,000.00) in property damage per accident and insuring against any and all liability for which Tenant is responsible under this Lease. The insurance policy or policies shall name Landlord, Landlord's constituent parts and Landlord's management agents as additional insureds, and shall provide that the policy or policies may not be cancelled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing the insurance. If Tenant fails to carry the insurance and furnish Landlord with copies of all the policies after a request to do so, Landlord shall have the right to obtain the insurance and collect the cost thereof from Tenant as additional Rent.

     (c) Property Insurance. Landlord shall maintain fire and all risk insurance on the Building shell and may, but shall not be obligated to maintain insurance on any improvements installed within the Premises. Tenant shall separately insure all improvements made by Tenant to the Premises.

14.  ASSIGNMENT AND SUBLETTING.

     (a) Landlord's Consent. Tenant shall not assign, sublet or otherwise transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") without Landlord's prior written consent, which consent shall not be unreasonably withheld except as permitted under
     Section 14(h), below. Consent by Landlord to one sublet shall not be deemed to be a consent to any subsequent sublet.

     (b) Effect of Sublet. Each sublet to which Landlord has consented shall be by an instrument in writing, in a form satisfactory to Landlord as evidenced by Landlord's written approval. Each sublessee shall agree in writing, for the benefit of Landlord, to assume, to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease, and Landlord shall have the right to proceed against Tenant without proceeding against subtenant.

     (c) Information to be Furnished. If Tenant desires at any time to sublet the Premises, Tenant first shall notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed subtenant; (ii) the nature of the proposed subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease and a copy of the proposed sublease form; and (iv) such financial information, including financial statements, as Landlord reasonably may request concerning the proposed subtenant.

     (d) Landlord's Election. At any time within twenty (20) days after Landlord's receipt of the information specified in subsection 14(c), Landlord, by written notice to Tenant, may elect either (i) to consent to the sublet by Tenant; or (ii) to refuse its consent to the sublet. If Landlord fails to elect either of the alternatives within the twenty (20) day period, it shall be deemed that Landlord has refused its consent to the sublet. If Landlord refuses its consent, Landlord shall deliver to Tenant a statement of the basis for its refusal. Any attempted sublet without Landlord's consent shall not be effective.

     (e) Payment Upon Sublet. If Landlord consents to the sublet, Tenant thereafter may enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to subsection 14(c), subject to the condition that fifty percent (50%) of any excess of the monies due to Tenant under the sublet ("subrent") over the Rent required to be paid by Tenant plus the amortized cost incurred by Tenant for the Initial Alterations constructed by Tenant within the Premises hereunder shall be paid to Landlord. Any subrent to be paid to Landlord pursuant hereto shall be payable to Landlord as and with the Base Rent payable to Landlord hereunder pursuant to the terms of Section 4. The term "subrent" as used herein shall include any consideration of any kind received, or to be received, by Tenant from the subtenant, if the sums are related to Tenant's interest in this Lease or in the Premises, including, without limitation, bonus money, and payments (in excess of fair market value thereof) for Tenant's assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles and any capital stock or other equity ownership of Tenant. For purposes of the foregoing calculation, any credit to Tenant for the Initial Alterations constructed by Tenant in the Premises shall be amortized over a five (5) year period from the date such cost is incurred with interest on the unamortized balance at the rate of ten percent (10%) per year. Accordingly, for any subletting which occurs beyond the initial sixty months of the Term, there shall be no deduction from subrents for costs incurred by Tenant for the Initial Alterations.

     (f) Executed Counterparts. No sublet shall be valid nor shall any subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Landlord and approved in writing.

     (g)  Intentionally Omitted.

     (h) Transfers to Affiliates. Tenant may assign this Lease or sublet the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that the assignee assumes, in full, the obligations of Tenant under this Lease.

      (i) Costs. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment, subletting hypothecation or other action requiring Landlord's consent hereunder, then Tenant shall pay a processing fee in the amount of $500 plus Landlord's reasonable attorney's fees incurred in connection therewith.

15.   DEFAULT.

      (a) Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of Operating Expenses, or any other sum required to be paid hereunder, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vi) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (vii) if Tenant shall have failed to comply with the provisions of Section 23 or 25. An Event of Default shall constitute a default under this Lease. Notwithstanding the foregoing, an Event of Default shall not be deemed to have occurred with respect to the first two failures to pay Rent when due during any twelve month period until three
      (3) days after delivery of notice of nonpayment from Landlord to Tenant. Any subsequent failure to pay Rent during such twelve month period shall not require any such notice in order to establish an Event of Default. Any notice delivered pursuant to this Section 15(a) shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Section 1161 et seq.

      (b) Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

            (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

            (iii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other then giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages; (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by
          Landlord: (1) in retaking possession of the premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in subsections
(ii)(a) and (ii)(b) is computed by allowing interest at the Interest Rate, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

     (c) Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17.  [Intentionally Omitted]

18. SURRENDER OF PREMISES. By taking possession of the Premises, except as provided in Section 7, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, except as provided in Section 9, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to
Section 9. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant. In so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and reasonable attorneys' fees and costs.

19. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20. ACCESS TO PREMISES. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

21. SIGNS. The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to the CC&R's, if any, Rules and Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs.

22. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises; to Improvements to the Premises or personal property (building contents) within the Premises; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

23.  SUBORDINATION.

     (a) Subordinate Nature. Except as provided in subsection 23(b), this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Premises, the CC&R's, if any, and to all renewals, modifications, consolidations, replacements and extensions thereof. Subject to subsection (c) below, within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

     (b) Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven
     (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

     (c) Recognition or Attornment Agreement. If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

24. TRANSFER OF THE PROPERTY. Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (1) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (iii) evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

26. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27. ATTORNEYS' FEES. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

28. BROKERS. Each party warrants and represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any broker(s) specified in the Basic
Lease information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. The representing party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease arising out of the action of such party.

29. PARKING. Tenant shall have the right to park in the parking facilities located on the Premises. Landlord shall not be liable to Tenant, nor shall this lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Tenant acknowledges that the area shown as "SFWD Property" on Exhibit A is not included as part of the Premises, except that the Premises does include the right to cross the SFWD Property to park vehicles on the northwest portion of the Premises.

30. UTILITIES AND SERVICES. Tenant shall be solely responsible for obtaining and paying for all utilities and services, including heating, air conditioning, ventilation (i.e., HVAC service contracts, janitorial and security) in connection with the Premises. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish or Tenant's failure to obtain any such utility or service any of the foregoing.

31. MODIFICATION FOR LENDER. If, in connection with obtaining financing for the Premises or any portion thereof Landlord's lender shall request reasonable modification to this Lease as a condition to such financing (which shall not materially change Tenant's rights or obligations hereunder), Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially affect Tenant's rights hereunder.

32. ACCEPTANCE. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

33. USE OF NAMES. Tenant shall not use the name of the Building or the name of the business park in which the Building is located in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

34. RECORDING. Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

35. QUITCLAIM. Upon any termination of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

36. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand deliver, telecopy or the United States mail. Notices which are sent by telecopy shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

37. LANDLORD'S EXCULPATION. In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

38. ADDITIONAL STRUCTURES. Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

39.   GENERAL.

      (a) Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

      (b) Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

      (c) Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

      (d) Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

      (e) Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

      (f) Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

      (g) Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

      (h) Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

      (i) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

     (j) Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

     (k) Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

     (l) Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

40.  OPTION TO EXTEND.

     (a) Terms of Option. Provided that an Event of Default does not exist under this Lease either at the time of exercise of the right to extend or on the Expiration Date, Tenant shall have the non-assignable (except to an affiliate of Tenant pursuant to Subsection 14(h)) right, at its option, to extend this Lease for one (1) period of five (5) years (the "Extension Term") commencing on the Expiration Date. For purposes of this Section 40, the term Expiration Date shall be deemed to be the last day of the original term. If Tenant elects to extend this Lease for the Extension Term, Tenant shall give unequivocal written notice ("Exercise Notice") of its exercise to Landlord not less than six (6) months, nor more than nine
     (9) months prior to the Expiration Date. Tenant's failure to give the Exercise Notice in a timely manner shall be deemed a waiver of all of Tenant's rights to extend unless this Section 40. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that (i) Tenant shall not be entitled to any further option to extend under this Section 40, and (ii) the Base Rent for the Premises during the Extension Term shall be determined as provided in subsection 40(b) below, and (iii) Landlord shall have no obligation to improve or otherwise modify the Premises.

     (b)  Determination of Base Rent During Extension Term.

               (i) Agreement on Rent. Subject to the limitations of this Section, Landlord and Tenant agree that the Base Rent during each Extension Term shall be equal to ninety five percent (95%) of the fair market rental value of the Premises at the time Tenant exercises its option to extend the Term. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice with respect to such Extension Term in which to agree on the Base Rent during the Extension Term. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to the uses of the Premises permitted under this Lease, the quality, size design and location of the Premises, and the rental value of comparable space located in the proximity of the Premises. In no event shall the Base Rent for the Extension Term be less than the Base Rent last payable under this Lease during the last full month prior to the commencement of the Extension Term. If Landlord and Tenant agree on the Base Rent for the Extension Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the Base Rent.

               (ii) Selection of Appraisers. If Landlord and Tenant are unable to agree on the Base Rent for the Extension Term within the thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in area in which the Premises is located to appraise and set the Base Rent during the Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent during the Extension Term. If two (2) appraisers are appointed by Landlord and Tenant as stated in this section, they shall meet promptly and attempt to set the Base Rent for the Extension Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this section within ten (10) days after the last day the two (2) appraisers are given to set the Base Rent. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of Santa Clara County, or to the Presiding Judge of the Superior Court of Santa Clara County for, the selection of a third appraiser who meets the qualifications stated in this section. Landlord and tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

          (iii) Value Determined By Three (3) Appraisers. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the Extension Term. If a majority of the appraisers is unable to set the Base Rent for within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals of the fair market rental value of the Premises from each of the appraisers and three (3) appraisals shall be added together and their total divided by three
          (3); ninety five percent (95%) of the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); ninety five percent (95%) of the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph, ninety five percent (95%) of the middle appraisal shall be the Base Rent for the Premises during the Extension Term.

          (iv) Notice to Landlord and Tenant. After the Base Rent for the Extension Term has been set, the appraisers shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.


                         "LANDLORD"

                         VOIT MANAGEMENT COMPANY, L.P., as Agent for
                         THE PRUDENTIAL INSURANCE OF AMERICA
                         a New Jersey Corporation


                         By /s/ MARY E. DAVIS
                            ---------------------------------------
                         Name Mary E. Davis
                              -------------------------------------
                         Title Vice President
                               ------------------------------------


                         "TENANT"

                         NETSCAPE COMMUNICATIONS CORPORATION,
                         a Delaware corporation


                         By /s/ PETER CURRIE
                            ---------------------------------------
                         Name Peter Currie
                              -------------------------------------
                         Title E.V.P., C.F.O.
                               ------------------------------------

                               EXISTING SITE PLAN

                                 SFWD Property

                             [DIAGRAM OF PREMISES]

                                645 Almanor Ave.
                             Sunnyvale, California

                                   Exhibit A

                                  EXHIBIT B-1

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
               a New Jersey corporation

TENANT:        NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation

LEASE DATE:    November 1, 1996

PREMISES:      645 Almanor Avenue, Sunnyvale, California 94086


Pursuant to Section __ of the above-referenced Lease, the Commencement Date hereby is established as ______________________ .


TENANT:                                 LANDLORD:

NETSCAPE COMMUNICATIONS                 VOIT MANAGEMENT COMPANY, L.P., as
CORPORATION,                            Agent for THE PRUDENTIAL INSURANCE
a Delaware corporation                  OF AMERICA, a New Jersey corporation

By                                      By
   -------------------------------         ---------------------------------

Name                                    Name
     -----------------------------           -------------------------------

Title                                   Title
      ----------------------------            ------------------------------

                                  EXHIBIT B-2

                     BASE RENT COMMENCEMENT DATE MEMORANDUM


LANDLORD:      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
               a New Jersey corporation

TENANT:        NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation

LEASE DATE:    November 1, 1996

PREMISES:      645 Almanor Avenue, Sunnyvale, California 94086


Pursuant to Section 4 of the above-referenced Lease, the Base Rent Commencement Date hereby is established as ______________________, and the Expiration Date is hereby established as ______________________ .


TENANT:                                 LANDLORD:

NETSCAPE COMMUNICATIONS                 VOIT MANAGEMENT COMPANY, L.P., as
CORPORATION,                            Agent for THE PRUDENTIAL INSURANCE
a Delaware corporation                  OF AMERICA, a New Jersey corporation

By                                      By
   -------------------------------         ---------------------------------

Name                                    Name
     -----------------------------           -------------------------------

Title                                   Title
      ----------------------------            ------------------------------

                                   EXHIBIT C

                           ADA and HVAC Improvements

Within ninety (90) days after the Commencement Date, Tenant shall cause certain improvements shown on the report included as part of this Exhibit C as Schedule C-1 (the "ADA Improvements") and also certain improvements to be made to the heating, ventilation and air conditioning system servicing the Premises (the "HVAC Improvements") to be installed on the Premises in a good and workmanlike manner and in compliance with all laws. Landlord shall reimburse Tenant up to $47,500 for costs incurred by Tenant in installing the ADA Improvements and up to $75,000 for costs incurred by Tenant in installing the HVAC Improvements as follows. Upon completion of the ADA Improvements or the HVAC Improvements, as the case may be, Tenant shall submit to Landlord invoices and other reasonable substantiating documentation with respect to the cost of the completed improvements, and, within forty-five (45) days after Landlord's receipt thereof, Landlord shall pay to Tenant the amounts requested in the submitted invoices up to $47,500 with respect to the ADA Improvements and up to $75,000 with respect to the HVAC Improvements, provided that the following conditions have been satisfied: (1) on the date of such request, Tenant is not in default (beyond the applicable cure period specified in the Lease) of Tenant's obligations under the Lease; (2) the work and/or materials for which reimbursement is requested has been completed in a good and workmanlike manner and in compliance with all laws; (3) Tenant shall have delivered to Landlord such mechanic's lien waivers as Landlord may reasonably request to assure lien-free construction and completion of such improvements; and (4) there shall have been no mechanic's liens, recorded against the Premises in connection with such improvements. Notwithstanding that the actual cost of designing and installing the ADA Improvements and/or the HVAC Improvements may exceed the $47,500 or $75,000 amounts specified above, Landlord shall have no obligation to provide any additional funds for such excess costs or any other improvements related thereto or to otherwise make any improvements or modifications required under laws related to access for disabled persons or the heating, ventilation and air conditioning system.

                                  SCHEDULE C-1

                  [DENNIS KOBZA & ASSOCIATES, INC. LETTERHEAD]

                       645 ALMANOR H/C UPGRADES ESTIMATES

The following is a cost estimate by our office to correct the noted non-compliance items in the enclosed ADA Compliance Survey.

 1.  Site Signs                              $   800.00
 2.  H/C Stall Restripping                   $   600.00
 3.  New H/C Stall Walkways                  $ 3,200.00
 4.  Overlay Pavement at North Exit          $   800.00
 5.  Storefront Doors                        $ 3,000.00
 6.  Add Ramp East Exit                      $ 2,000.00
 7.  Door Closer Adjustment                  $   500.00
 8.  Lever Door Hardware                     $ 6,000.00
 9.  Stair Handrails                         $ 7,500.00
10.  Restroom Doors (Walls)                  $ 3,500.00
11.  H/C Toilet Stalls                       $ 6,000.00
12.  Restroom Fixture & Accessories
     at Lobby                                $ 1,500.00
13.  Wrap Drains and Hotwater Supply         $   200.00
14.  Coffee Bars                             $ 3,600.00
15.  Lower Light Switch                      $ 5,000.00
16.  Ramp Railings                           $ 1,000.00
17.  Stair Door at 2nd Floor                 $ 1,200.00
18.  Remove Interior Door at East Exit       $   100.00
19.  Restroom Signage                        $ 1,000.00
                                             ----------
                    ESTIMATE                 $47,500.00

If you have any questions, please contact me.

Sincerely,

DENNIS KOBZA & ASSOCIATES, INC.


/s/ DONATO "VINCE" VINCENT
-----------------------------------
Donato "Vince" Vincent
Project Architect

                                   EXHIBIT D

                             RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof the Building or make any roof or terrace penetrations.

4. If Tenant requires a burglar alarm, it shall first obtain, and comply with, Landlord's instructions for its installation.

5. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

6. Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

7. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations.

8. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

9. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

10. The toilet rooms, toilet, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

12. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from non-compliance with this Rule.

13. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

14. Tenant shall store all its trash and garbage in a separate designated area. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

15. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

18. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

19. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

20. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

23. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

24. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                   EXHIBIT E

Final Report Asbestos Removal Project.       9/28 - 11/15/87
Gisson Technical Services

Result of Soil and Groundwater Sampling.     1/6/96
645 & 675 Almanor Ave. Sunnyvale, CA
Geraghty & Miller Inc.

Combined Quarterly Extraction and Treatment System Monitoring Report. 6/1/91 - 8/31/91
Levine & Fricke

Quarterly Report of Hydrogeologic Investigations. 1/31/89
Levine & Fricke

Quarterly Monitoring Report Extraction and Treatment System.     6/1 - 8/31/88
Levine & Fricke

Combined Monthly Extraction and Treatment System Report on Effectiveness of the
Extraction and Treatment System.   1/29/88
Levine & Fricke

Joint Quarterly Groundwater Monitoring Report. 3/88
Sampling Program, North Pastoria/Almanor Ave.
Brown & Caldwell

Litronix/Micreal Site Investigation, Results of phase IV.   4/1/87
Extended Offsite Hydrogeologic Investigation and Proposed Groundwater Extraction System.
Levine & Fricke

Letter from Litton Applied Technology to Ron Starichs,
Fire Prevention Bureau dated September 2, 1987

                                October 31, 1996

Netscape Communications Corporation
501 East Middlefield Road
Mountain View, CA 94043

     Re: Lease Between The Prudential Insurance Company of America ("Landlord") and Netscape Communications Corporation ("Tenant") Dated October 11, 1996 (the "Lease")

Ladies and Gentlemen:

Landlord and Tenant are parties to the Lease referenced above for the Premises located at 645 Almanor Avenue, Sunnyvale, California. Capitalized terms are used in this letter as such terms are defined in the Lease. This letter shall be deemed an addendum to the Lease and the Lease is incorporated herein by this reference.

Tenant intends to install a passenger elevator (the "Elevator") in the Premises. The design and installation of the Elevator shall be considered an alteration under the Lease, except that Tenant shall not be required to remove the Elevator upon the expiration or earlier termination of the Lease. Subject to the conditions specified below, Landlord has agreed to reimburse Tenant for fifty percent (50%) of the Approved Elevator Cost. As used herein, the term "Approved Elevator Cost" shall mean the cost of the design, purchase, and installation of the Elevator which has been approved in writing by Landlord. Tenant shall obtain at least two (2) competitive bids for the design and installation of the Elevator and shall submit such bids to Landlord for approval. Landlord shall reimburse Tenant for fifty percent (50%) of the Approved Elevator Cost, upon (i) completion of the Installation of the Elevator in accordance with the design, plans, and specifications approved by Landlord, and (ii) delivery to Landlord of such lien releases as Landlord may reasonably request to assure that all contractors, subcontractors, and materialmen with rights to record a lien against the Building have released such lien rights. Tenant shall maintain and repair the Elevator in good condition and repair at Tenant's sole cost and expense.

As modified by this letter, the Lease is hereby ratified and shall remain in full force and effect.

Please confirm your agreement with this letter by signing as indicated below.


                                    Very truly yours,


                                    VOIT MANAGEMENT COMPANY, L.P.,
                                    as Agent for PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA, a New Jersey corporation


                                    By /s/ MARY E. DAVIS
                                       -------------------------------

                                    Name   Mary E. Davis
                                         -----------------------------

                                    Title  Vice President
                                          ----------------------------


Accepted and Agreed:

NETSCAPE COMMUNICATIONS CORPORATION,
a Delaware corporation


By /s/ PETER CURRIE
   ------------------------------

Name   Peter Currie
     ----------------------------

Title  E.V.P., CFO
      ---------------------------

                                                                       EXHIBIT B

                               SUBLEASED PREMISES

                                       11